Exhibit 24

                                POWER OF ATTORNEY

                      Know all by these presents that the undersigned, does
     hereby make, constitute and appoint each of Mark D. Wang, Charles R.
     Corbin, Jr., and Michael D. Brown, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and
     Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Hilton Grand Vacations Inc. (i) pursuant to
     Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of
     Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Hilton Grand Vacations Inc., unless earlier revoked in writing. The undersigned acknowledges that Mark
     D. Wang, Charles R. Corbin, Jr., and Michael D. Brown are not assuming any of the undersigned's responsibilities to comply with Section 16 of the
     Securities Exchange Act of 1934, as amended.

                                By: /s/ Allen Joseph Klingsick
                                    --------------------------
                                Name: Allen Joseph Klingsick

                                Date: December 21, 2016